Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cardinal Financial Corporation NADART 401(k) Plan:

We consent to the incorporation by reference in the registration statements  (Nos. 333-106694, 333-111672, 333-111673, 333-127395, 333-134923, 333-134934, and 333-174316) on Form S-8 of Cardinal Financial Corporation of our report dated June 28, 2012 with respect to the statements of assets available for benefits (modified cash basis) of the Cardinal Financial Corporation NADART 401(k) Plan as of December 31, 2011 and 2010, the related statement of changes in assets available for benefits (modified cash basis) for the year ended December 31, 2011, and the supplemental schedules (modified cash basis) as of  and for the year ended December 31, 2011 of Schedule H, line 4a — Schedule of Delinquent Participant Contributions (Schedule I), Schedule H, line 4i — Schedule of Assets (Held at End of Year) (Schedule II) and Schedule H, line 4j — Schedule of Reportable Transactions (Schedule III) which report appears in the December 31, 2011 annual report on Form 11-K of the Cardinal Financial Corporation NADART 401(k) Plan.

/s/ KPMG LLP

McLean, Virginia

June 28, 2012